Company                                  Symbol

Abitibi-Consolidated Inc                 A
Aeterna Laboratories Inc                 AEL
Agnico-Eagle Mines Limited               AGE
Air Canada                               AC
Alcan Aluminium Limited                  AL
ATI Technologies Incorporation           ATY
Ballard Power Systems Inc.               BLD
Bank of Montreal                     BMO-ZBM-WBM
Bank of Nova Scotia (The)            BNS-ZBQ-WBQ
Barrick Gold Corporation             ABX-ZBA-WBA
BCE Emergis Inc.                         IFM
BCE Inc.                             BCE-ZBC-WBC
Biovail Corporation                      BVF
Bombardier Inc.                      BBD-ZBB-WBB
Brascan Cl. A                            BNN
CAE Inc.                                 CAE
Canadian Imperial Bank of Commerce   CM-ZMC-WCO
Canadian National Railway Company      CNX-CNR
Canadian Natural Resources Limited       CNQ
Canadian Pacific Railway Limited         CP
Canadien Pacific Ships                   TEU
Celestica Inc.                       CLS-ZLS-WSL
CGI Inc. (Group)                         GIB
CI Fund Management Inc.                  CIX
Cognos Inc.                              CSN
Dofasco Inc.                             DFS
EnCanaCorporation                        ECA
Fairmont Hotels and Resorts              FH
Falconbridge Limited                     FL
Geac Computer Corp.                      GAC
Glamis Gold Ltd.                         GLG
Goldcorp Inc.                            G
Great-West Lifeco Inc.                   GWO
IAMGold Corporation                      IMG
Imperial Oil Limited                     IMO
Inco Limited                             N
Ivanhoe Energy Limited                   IE
JDS Uniphase Canada Ltd.                 JDU
Kinross Gold                             K
Loblaw Companies Ltd.                    L
Magna International Inc                  MG
Manulife Financial Corporation           MFC
MDS Inc.                                 MDS
Meridian Gold                            MNG
Molson Inc. Cl. A                        MOL
National Bank of Canada               NA-ZNA-WNA
Neurochem Inc.                           NRM
Nexen Inc.                               NXY
Noranda Inc.                         NRD-ZRD-WRD
Nortel Networks Corporation          NT-ZNT-WNT
NOVA Chemicals Corporation               NCX
Open Text Corp.                          OTC
Pan American Slvr                        PAA
Petro-Canada                             PCA
Placer Dome Inc.                     PDG-ZDP-WDP
Precision Drilling Corporation           PD
Quebecor World SV                        IQW
QLT Phototherapeutics Inc.               QLT
Research in Motion Limited               RIM-XRM
Rogers Communications Inc.               RCI
Royal Bank of Canada                  RY-ZRY-WYR
Shaw Comm. Cl. B                         SJR
Sierra Wireless                          SW
Sun Life Financial                       SLF
Suncor Energy Inc.                       SU
Talisman Energy Inc.                     TLM
Teck Cominco Limited Cl. B               TEK
TELUS Corporation                        T
Thomson Corporation (THE)                TOC
Toronto-Dominion Bank (The)           TD-ZTD-WTD
TransAlta Corporation                    TA
TransCanada PipeLines Ltd.               TRP
XEG Options on the iUnits
S&P/TSX Capped Energy Index Fund         XEG
XFN Options on the iUnits
S&P/TSX Capped Financial Index Fund      XFN
XGD OPTIONS ON THE iUNITS
S&P/TSX Capped Gold Index Fund         XGL-XGD
XIT Options on the iUnits
S&P/TSX Capped Information
Technology Index Fund                    XIT


                                        2